ANACOMP(R) REPORTS THIRD QUARTER FINANCIAL RESULTS

      Multi-Vendor Services Reports Another Consecutive Quarter of Growth;
              Bank Debt Reduced 28%; Reports $0.6 Million Net Loss

SAN DIEGO, CA - August 15, 2003 - Anacomp, Inc. (OTC BB: ANCPA), a global provider of information outsourcing, maintenance support and imaging and print solutions, today announced a net loss of $0.6 million for the three months ended June 30, 2003.

     "The results for the quarter reflect the continued growth of our MVS product line revenue, which has grown in 15 of the last 16 quarters, and new Web Presentment orders," said Jeff Cramer, president and chief executive officer.

     "We also consolidated a number of our domestic data centers and reorganized parts of the corporate, marketing and sales, and international operating organizations which were focused on our declining COM business," said Cramer. "The changes implemented through these restructuring actions will enable us to realize significant savings throughout our operations and help us better focus our sales and marketing efforts in our growth businesses."

     "During the third quarter we continued to reduce our borrowings under our current credit facility by an additional 28%, or $3.2 million, while increasing our cash position by $3.4 million. This was accomplished primarily from cash generated from operations. We ended the third quarter with our cash position now exceeding our bank debt by $9.9 million," said executive vice president and chief financial officer Linster (Lin) Fox.

     The Company also announced that it will host a conference call for the investment community on August 21, 2003 to discuss the results of its third quarter ended June 30, 2003. The conference call, which will begin at 8:30 a.m. PST, may be accessed at 1-888-730-9140, Leader: Jeff Cramer, Passcode: Analyst Call. The conference call replay number will be 1-888-568-0502, Passcode 82103. It will replay for one week until August 28, 2003, 5:00 p.m. PST.


Third Quarter Results

     For the third quarter ended June 30, 2003, Anacomp's operating income from continuing operations was $0.5 million, compared to $0.1 million operating loss from continuing operations before income taxes in the prior year third quarter. The net loss in the third quarter of fiscal year 2003 was $0.6 million, compared with net income of seven thousand in the third quarter of the prior year. Revenues for the three months ended June 30, 2003 were $49.8 million, compared with $56.5 million in the same period last year.

Product Line Results

     In the third quarter of fiscal year 2003, revenues for Multi-Vendor Services, one of Anacomp's principal growth areas, were $9.0 million, reflecting a 31% growth rate over the prior year quarter. This increase reflects new Original Equipment Manufacturer (OEM) agreements and continued growth in the Company's MVS offerings (services and hardware sales for products manufactured by other companies). In the third quarter of fiscal year 2003, MVS represented 64% of total maintenance service revenues, which encompass both MVS and COM Professional Services.

     Web Presentment Service revenues increased 7% over the prior year quarter, to $4.3 million, in the third quarter of fiscal year 2003. This increase reflects growth from new customers, as well as additional revenue from established customers who have increased their use of the Company's Web Presentment Service.

     CD/Digital revenues declined $1.0 million, or 12% from prior year quarter revenues. The decrease reflects the negative impact of competition from large document services providers and numerous small, regional CD services companies, along with increased popularity of in-house, online viewing systems.

     COM revenues -- comprised of COM/Other Output Services, COM/Professional Services, and Equipment and Supplies -- declined $8.2 million or 22% from the third quarter of the prior fiscal year. COM-related product lines have been impacted negatively by the decrease in demand for COM as customers continue to opt for digital solutions such as Web and CD services or in-house solutions.


About Anacomp

Anacomp, Inc., provides comprehensive information outsourcing, maintenance support, and imaging and print solutions to more than 7,000 businesses and organizations. Founded in 1968 and headquartered in San Diego, Anacomp offers a full range of solutions for the secure capture, production, presentation, retrieval and archive of critical business documents, as well as professional services for mass storage, computing and networking equipment. For more information, visit Anacomp's web site at www.anacomp.com.


Media and Analyst Contact:
_________________________

Deb Troyer, Anacomp Investor Relations, (858) 716-3605 or dtroyer@anacomp.com

                                      # # #

This  news  release  contains  forward-looking   statements  under  the  Private
Securities Litigation Reform Act of 1995, including statements relating the Company's plans regarding managing revenue generation and costs in changing environments. These forward-looking statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results to be different materially from those contemplated by the forward-looking statements. Such risks, uncertainties and other important factors include: the declining trend in the micrographics and CD market and other industry trends in the Web or Multi-Vendor Service businesses; competition; raw material costs and availability; currency fluctuations; the loss of any significant customers; changes in business strategy or development plans; and general economic and business conditions. These and other factors are discussed in greater detail in Anacomp's Annual Report on Form 10-K and other filings with the SEC.

Anacomp's news releases are distributed through PRNewswire and can be accessed via the Internet (www.anacomp.com or www.prnewswire.com).

               Anacomp is a registered trademark of Anacomp, Inc.

                         ANACOMP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                                     Reorganized Company
                                                                        __________________________________________
(in thousands)                                                                 June 30,            September 30,
                                                                                 2003                  2002
                                                                        ____________________    __________________
Assets                                                                        (Unaudited)
Current assets:
    Cash and cash equivalents...........................................  $         18,044      $         15,561
    Receivable on sale of Swiss subsidiaries............................             1,794                   ---
    Accounts receivable, net............................................            30,431                33,990
    Inventories, net....................................................             3,422                 3,474
    Prepaid expenses and other..........................................             4,233                 6,442
    Assets of discontinued operations...................................               ---                12,027
                                                                        ____________________    __________________
Total current assets....................................................            57,924                71,494

Property and equipment, net.............................................            19,486                21,448
Reorganization value in excess of identifiable net assets...............            72,827                73,227
Intangible assets, net..................................................             9,325                10,813
Other assets............................................................             2,212                 3,101
                                                                        ____________________    __________________
                                                                          $        161,774      $        180,083
                                                                        ====================    ==================
Liabilities and Stockholders' Equity
Current liabilities:
    Senior secured revolving credit facility............................  $          8,163      $         29,975
    Accounts payable....................................................             6,988                 9,797
    Accrued compensation, benefits and withholdings.....................            14,426                16,294
    Deferred revenue....................................................             8,149                 7,117
    Accrued income taxes................................................             1,535                 1,264
    Other accrued liabilities...........................................            11,178                 9,305
    Liabilities of discontinued operations..............................               ---                 4,241
                                                                        ____________________    __________________
Total current liabilities...............................................            50,439                77,993
                                                                        ____________________    __________________

Long-term liabilities:
    Unfunded accumulated benefit obligation.............................             6,233                 6,233
    Other long-term liabilities.........................................             4,085                 4,023
                                                                        ____________________    __________________
Total long-term liabilities.............................................            10,318                10,256
                                                                        ____________________    __________________

Stockholders' equity:
    Preferred stock.....................................................               ---                   ---
    Common stock........................................................                40                    40
    Additional paid-in capital..........................................            97,000                96,942
    Accumulated other comprehensive loss................................            (1,450)               (2,836)
    Retained earnings (deficit).........................................             5,427                (2,312)
                                                                        ____________________    __________________
Total stockholders' equity..............................................           101,017                91,834
                                                                        ____________________    __________________
                                                                          $        161,774      $        180,083
                                                                        ====================    ==================

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   Reorganized Company
                                                                        ________________________________________
(in thousands, except per share amounts)                                  Three months ended  Three months ended
                                                                             June 30, 2003      June 30, 2002
                                                                        ____________________  __________________
Revenues:
    Services...........................................................   $         40,989    $         46,262
    Equipment and supply sales.........................................              8,817              10,272
                                                                        ____________________  __________________
                                                                                    49,806              56,534
                                                                        ____________________  __________________
Cost of revenues:
    Services...........................................................             28,119              31,406
    Equipment and supply sales.........................................              6,317               7,611
                                                                        ____________________  __________________
                                                                                    34,436              39,017
                                                                        ____________________  __________________

Gross profit...........................................................             15,370              17,517
Costs and expenses:
    Engineering, research and development..............................              1,450               1,811
    Selling, general and administrative................................             11,809              13,232
    Amortization of intangible assets..................................                496                 496
    Restructuring charges..............................................              1,152               2,081
                                                                        ____________________  __________________

Operating income (loss) from continuing operations.....................                463                (103)
                                                                        ____________________  __________________

Other income (expense):
    Interest income....................................................                 45                 109
    Interest expense and fee amortization..............................               (383)             (1,048)
    Other..............................................................                (79)                513
                                                                        ____________________  __________________
                                                                                      (417)               (426)
                                                                        ____________________  __________________
Income (loss) from continuing operations before income taxes...........                 46                (529)
Provision for income taxes.............................................                676                 (48)
                                                                        ____________________  __________________
Loss from continuing operations........................................               (630)               (481)
Income from discontinued operations, net of taxes......................                ---                 488
                                                                        ____________________  __________________
Net (loss) income......................................................   $            (630)  $              7
                                                                        ====================  ==================

Basic and diluted per share data:
    Basic and diluted loss from continuing operations..................   $          (0.15)   $          (0.12)
    Basic and diluted income from discontinued operations..............                ---                0.12
                                                                        ____________________  __________________
    Basic and diluted net (loss) income................................   $          (0.15)   $           0.00
                                                                        ====================  ==================

Shares used in computing basic and diluted net (loss) income per share.              4,039               4,034
                                                                        ====================  ==================

                         ANACOMP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                      Reorganized Company                 Predecessor Company
                                                           ________________________________________    ________________________
(in thousands)                                               Nine months ended    Six months ended         Three months ended
                                                               June 30, 2003       June 30, 2002            December 31, 2001
                                                           ____________________  __________________    ________________________
                                                                (Unaudited)          (Unaudited)
Cash flows from operating activities:
    Net income.............................................$          7,739      $            910      $          277,360
    Adjustments to reconcile net income to net
        cash provided by operating activities:
      Other income due to extinguishment of debt...........             ---                   ---                (265,329)
      Adjustments of assets and liabilities to fair value..             ---                   ---                 (16,916)
      Write off of deferred debt issuance costs and
         unamortized premiums and discounts................             ---                   ---                   2,216
      Gain on sale of discontinued operations..............          (8,184)                  ---                     ---
      Income from discontinued operations..................             ---                (1,106)                    ---
      Depreciation and amortization........................          11,054                 8,716                   7,194
      Non-cash settlement of facility lease contract.......             ---                   ---                     349
      Amortization of debt fees, premiums and discounts....             516                   344                      92
      Non-cash compensation................................              58                    69                     ---
       Change in assets and liabilities:
        Accounts and other receivables.....................           3,559                (1,269)                  3,092
        Inventories........................................             512                   374                     739
        Prepaid expenses and other assets..................           2,666                 2,149                     332
        Accounts payable, accrued expenses and other
           liabilities.....................................          (6,395)                 (803)                 (3,733)
        Accrued interest...................................             ---                   168                    (387)
                                                           ____________________  __________________    ________________________
         Net cash provided by continuing operations........          11,525                 9,552                   5,009
         Net cash provided by discontinued operations......             ---                 1,214                     ---
                                                           ____________________  __________________    ________________________
         Net cash provided by operating activities.........          11,525                10,766                   5,009
                                                           ____________________  __________________    ________________________
Cash flows from investing activities:
    Purchases of property and equipment....................          (2,067)               (2,134)                 (1,075)
    Payments to acquire product line assets and customer
        rights.............................................            (500)                  ---                     ---
    Proceeds from sale of discontinued operations, net....           14,106                   ---                     ---
                                                           ____________________  __________________    ________________________
         Net cash provided by (used in) investing
             activities...................................           11,539                (2,134)                 (1,075)
                                                           ____________________  __________________    ________________________

Cash flows from financing activities:
    Principal payments on revolving line of credit, net...          (21,812)              (19,600)                 (2,000)
                                                           ____________________  __________________    ________________________
         Net cash used in financing activities............          (21,812)              (19,600)                 (2,000)
                                                           ____________________  __________________    ________________________

Effect of exchange rate changes on cash and cash
    equivalents...........................................            1,231                   739                     637
                                                           ____________________  __________________    ________________________
Increase (decrease) in cash and cash equivalents..........            2,483               (10,229)                  2,571
Less increase in cash from discontinued operations........              ---                (1,214)                    ---
                                                           ____________________  __________________    ________________________
Cash and cash equivalents at beginning of period..........           15,561                26,879                  24,308
                                                           ____________________  __________________    ________________________
Cash and cash equivalents at end of period................ $         18,044      $         15,436      $           26,879
                                                           ====================  ==================    ========================

                                  ANACOMP, INC.
                          QUARTERLY REVENUES AND EBITDA
                                 (in thousands)

                                                                FY 2002
                                  FY 2002          EXCLUDING DISCONTINUED OPERATIONS
                                  REPORTED                  (ALL PERIODS)                                 FY 2003
                                ____________  ___________________________________________    _______________________________
                                     Q1        Q1 (A)        Q2         Q3         Q4          Q1         Q2          Q3
Revenues:
MVS                                  $ 6,513    $ 6,459     $ 6,421    $ 6,871    $ 7,263     $ 8,117    $ 8,238     $ 9,020
Web Presentment                        3,176      3,048       3,891      4,038      4,611       4,783      4,713       4,309
CD / Digital                          14,573      8,513       8,982      8,016      8,069       7,329      7,336       7,038
                                ____________   __________  _________   ________   ________   _________   ________    _______
Subtotal                              24,262     18,020      19,294     18,925     19,943      20,229     20,287      20,367
                                ____________   __________  _________   ________   ________   _________   ________    _______

COM / Other Output Services           25,521     24,954      24,243     21,966     20,885      19,158     18,777      16,928
COM Professional Services              7,165      6,886       6,228      6,114      5,895       5,538      5,268       5,170
Equipment / Supplies                  11,076     10,659      10,842      9,529      9,943       8,046      8,449       7,341
                                ____________   __________  _________   ________   ________   _________   ________    _______
Total revenues                       $68,024   $ 60,519    $ 60,607   $ 56,534   $ 56,666    $ 52,971   $ 52,781    $ 49,806
                                ============   ==========  =========   ========   ========   =========   ========    =======

Reconciliation of EBITDA to Net Income (Loss)


EBITDA  (B)                          $ 8,495    $ 7,444     $ 7,242    $ 6,272    $ 4,876     $ 5,096    $ 5,194     $ 5,091
Depreciation and amortization        (7,194)    (7,044)     (4,446)    (4,294)    (4,293)     (3,973)    (3,654)     (3,427)
Other income (expense), net          262,149    262,182     (1,258)      (426)      (736)       (756)      (463)       (417)
Non-cash compensation                    ---        ---         ---        ---       (57)        (33)       (25)         ---
Reorganization items                  13,328     13,328         ---        ---        ---         ---        ---         ---
Restructuring credits
(charges)                              1,032      1,032         ---    (2,081)        ---         ---        ---     (1,152)
Provision for income taxes             (450)      (390)     (1,253)         48    (2,819)       (558)      (547)       (676)
Income (loss) from
discontinued operations                  ---        808         618        488      (193)         ---        ---         ---
Gain (loss) on sale of
discontinued operations                  ---        ---         ---        ---        ---       8,384      (200)         ---
Other                                    ---        ---         ---        ---        ---        (48)       (48)        (49)
                                ____________   __________  _________   ________   ________   _________   ________    _______
Net income (loss)                   $277,360   $277,360      $  903       $  7  $ (3,222)      $8,112      $ 257     $ (630)
                                ============   ==========  =========   ========   ========   =========   ========    =======


(A) Results excluding Switzerland and two smaller operating units sold in fiscal year 2002. The discontinued operations generated the following revenues in the three months ended December 31, 2001: MVS $54, Web Presentment $128, CD/Digital $6,060, COM/Other Output Services $567, COM Professional Services $279, and Equipment/Supplies $417 for total revenue of $7,505. These operating units generated EBITDA of $1,051 and had depreciation expense of $150, other income/expense of $33, income tax expense of $60, and net income of $808.

(B) Anacomp reports its financial results in accordance with GAAP, and additionally on a non-GAAP basis using EBITDA. EBITDA is not in accordance with, nor a substitute for, GAAP measures and may not be consistent with the presentation used by other companies. Anacomp uses EBITDA to evaluate and manage the Company's operations. Anacomp is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates historically used by investors who follow the Company.